Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Maxar Technologies Inc.:

We consent to the use of our reports dated February 24, 2021, with respect to the consolidated financial statements of Maxar Technologies Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Our report dated February 24, 2021, on the consolidated financial statements, refers to changes in the method of accounting for leases and income taxes.

Denver, Colorado

May 12, 2021